                                                                    EXHIBIT 99.1

                       ORTHALLIANCE, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                             SEPTEMBER 30, DECEMBER 31,
                                                                                                 2001         2000
                                                                                             ------------  ------------
ASSETS                                                                                        (UNAUDITED)
Current assets:
   Cash and cash equivalents ...............................................................   $   9,018    $   5,075
   Patient receivables, net of allowances of $746 and $401 .................................      18,988       18,935
   Unbilled patient receivables, net of allowances of $127 and $100 ........................       4,123        3,897
   Amounts due from Allied Practices .......................................................      15,676       14,203
   Income tax receivable ...................................................................          --          512
   Current deferred income tax assets ......................................................         164          168
   Other current assets ....................................................................         460          555
                                                                                               ---------    ---------
      Total current assets .................................................................      48,429       43,345
Property and equipment, net ................................................................       7,049        8,426
Notes receivable, net of allowances of $11 and $53 .........................................       5,562        6,849
Non-current deferred tax assets ............................................................         357        1,042
Intangible assets, net .....................................................................     120,574      124,198
Other, net .................................................................................         723        1,046
                                                                                               ---------    ---------
      Total assets .........................................................................   $ 182,694    $ 184,906
                                                                                               =========    =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable ........................................................................   $   4,244    $   4,609
   Accrued liabilities .....................................................................       3,274        5,237
   Patient prepayments .....................................................................      13,675       13,137
   Practice affiliation payable ............................................................          --          988
   Income taxes payable ....................................................................       1,776           --
   Deferred income tax liabilities .........................................................          22           23
   Amounts due to Allied Practices .........................................................       3,760        2,474
   Current portion of long-term debt .......................................................       3,179        5,352
                                                                                               ---------    ---------
      Total current liabilities ............................................................      29,930       31,820
Line of credit borrowings ..................................................................      59,500       62,000
Long-term debt .............................................................................      12,123       15,658
Non-current deferred tax liabilities .......................................................       1,338        1,368
                                                                                               ---------    ---------
      Total non-current liabilities ........................................................      72,961       79,026
                                                                                               ---------    ---------
      Total liabilities ....................................................................     102,891      110,846
                                                                                               ---------    ---------
Commitments and contingencies:
Stockholders' equity
   Class A Common Stock, $.001 par value, 70,000 shares authorized, 13,285 and 13,262 shares issued  and outstanding at September 30, 2001 and December 31, 2000,
      respectively .........................................................................          13           13
   Class B Common Stock, $.001 par value, 250 shares authorized, 163 and 185 shares issued and outstanding at September 30, 2001 and December 31, 2000,
      respectively..........................................................................          --           --
Additional paid in capital .................................................................      65,895       65,700
Retained earnings ..........................................................................      20,552       14,992
Treasury stock, at cost, 1,198 and 1,194 shares at September 30, 2001 and
  December 31, 2000, respectively ..........................................................      (6,657)      (6,645)
                                                                                               ---------    ---------
      Total stockholders' equity ...........................................................      79,803       74,060
                                                                                               ---------    ---------
      Total liabilities and stockholders' equity ...........................................   $ 182,694    $ 184,906
                                                                                               =========    =========


  The accompanying notes are an integral part of these condensed consolidated financial statements.

                       ORTHALLIANCE, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                        NINE MONTHS
                                                                    ENDED SEPTEMBER 30,
                                                                  ----------------------
                                                                    2001         2000
                                                                  ---------    ---------
Net revenues ..................................................   $ 115,335    $ 103,250
                                                                  ---------    ---------
Cost and expenses:
Salaries and benefits .........................................      35,585       30,022
Orthodontic supplies ..........................................      11,011        9,928
Rent ..........................................................       8,829        8,540
                                                                  ---------    ---------
   Total direct expense .......................................      55,425       48,490
General and administrative ....................................      39,152       30,625
Depreciation and amortization .................................       5,737        4,949
                                                                  ---------    ---------
   Total operating expense ....................................     100,314       84,064
Operating income ..............................................      15,021       19,186
Interest expense ..............................................      (5,423)      (5,323)
Interest income ...............................................         505          515
                                                                  ---------    ---------
Income before income taxes ....................................      10,103       14,378
Provision for income taxes ....................................       4,543        6,275
                                                                  ---------    ---------
Net income ....................................................   $   5,560    $   8,103
                                                                  =========    =========
Basic and diluted net income per share ........................   $    0.45    $    0.63
                                                                  =========    =========
Weighted average number of common shares outstanding:
      Basic ...................................................      12,249       12,919
                                                                  =========    =========
      Diluted .................................................      12,249       12,937
                                                                  =========    =========


  The accompanying notes are an integral part of these condensed consolidated financial statements.

                       ORTHALLIANCE, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                                             NINE MONTHS
                                                                                          ENDED SEPTEMBER 30,
                                                                                          --------------------
                                                                                            2001        2000
                                                                                          --------    --------
Cash flows from operating activities:
Net income ............................................................................   $  5,560    $  8,103
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization .........................................................      5,737       4,950
Deferred income tax expense ...........................................................      1,169         872
Loss on disposal of Allied Practice ...................................................        214          --
Compensation related to issuance of stock options .....................................        195          --
Changes in assets and liabilities, excluding effects of acquisitions:
   Patient receivables, net ...........................................................       (359)     (4,110)
   Amounts due from Allied Practices ..................................................     (1,473)     (4,465)
   Other current assets ...............................................................         65       1,758
   Income taxes receivable ............................................................      1,775         144
   Other, net .........................................................................        322         158
   Accounts payable and accrued liabilities ...........................................      2,613        (194)
   Amounts due to Allied Practices ....................................................      1,286       1,669
   Patient prepayments ................................................................        636       6,258
                                                                                          --------    --------
Net cash provided by operating activities .............................................     17,740      15,143
Cash flows from investing activities:
   Increase in notes receivable .......................................................     (1,112)     (1,932)
   Payments for new practice affiliations .............................................     (1,556)     (8,166)
   Payments for acquisition of New Image ..............................................         --      (6,841)
   Principal payments on notes receivables ............................................      2,395       1,316
   Capital expenditures ...............................................................       (443)     (1,163)
                                                                                          --------    --------
Net cash used in investing activities .................................................       (716)    (16,786)
                                                                                          --------    --------
Cash flows from financing activities:
   Decrease in bank overdraft .........................................................     (3,854)       (807)
   Treasury shares purchased ..........................................................        (13)     (1,890)
   Increase in line of credit borrowings ..............................................      7,000      69,000
   Line of credit refinancing fees ....................................................         --        (810)
   Repayment of line of credit borrowings and long term debt ..........................    (16,214)    (67,608)
                                                                                          --------    --------
Net cash used by financing activities .................................................    (13,081)     (2,115)
                                                                                          --------    --------
Net increase (decrease) in cash and cash equivalents ..................................      3,943      (3,758)
Cash and cash equivalents at beginning of period ......................................      5,075      11,189
                                                                                          --------    --------
Cash and cash equivalents at end of period ............................................   $  9,018    $  7,431
                                                                                          ========    ========
Supplemental cash flow information:
Cash paid during the period for:
   Interest ...........................................................................   $  5,752    $  5,962
   Income taxes .......................................................................   $  1,522    $  5,766
Issuance of stock options .............................................................   $     --    $     --
Non-cash investing and financing activities:
Acquisition of intangible assets:
   Fair value of assets acquired ......................................................      1,369      40,670
   Less: Issuance of common stock or stock options ....................................         --        (555)
   Less: Payments for practice affiliations ...........................................     (1,369)    (12,693)
                                                                                          --------    --------
   Notes payable, affiliation payables and liabilities assumed ........................   $     --    $ 27,422
                                                                                          ========    ========


  The accompanying notes are an integral part of these condensed consolidated financial statements.

                       ORTHALLIANCE, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

NOTE 1. BUSINESS AND ORGANIZATION

    OrthAlliance, Inc. ("OrthAlliance"), a Delaware corporation, was incorporated on October 21, 1996 and provides practice management and consulting services to orthodontic and pediatric dental practices throughout the United States. Effective prior to the closing of the initial public offering of shares of OrthAlliance's Class A Common Stock (the "Offering" or "IPO"), Premier Orthodontic Group, Inc. ("Premier") and US Orthodontic Care, Inc. ("USOC") merged with and into OrthAlliance. In the merger, the outstanding common stock of USOC and Premier converted into shares of Class A Common Stock ("Common Stock") and shares of Class B Common Stock ("Class B Common Stock"). On August 26, 1997, OrthAlliance acquired (the "Acquisitions") simultaneously with the closing of the IPO certain operating assets of, or the stock of entities holding, certain tangible and intangible assets and assumed certain liabilities of 55 orthodontic practices in exchange for shares of Common Stock and cash. The Acquisitions were accounted for in accordance with the Securities and Exchange Commission's Staff Accounting Bulletin No. 48.

    OrthAlliance's wholly-owned subsidiaries include PedoAlliance, Inc. ("PedoAlliance"), OrthAlliance Finance, Inc., PedoAlliance Properties, Inc., a wholly-owned subsidiary of PedoAlliance, OrthAlliance Properties, Inc., OrthAlliance Services, Inc., OrthAlliance Holdings, Inc. and OrthAlliance New Image, Inc. ("OA New Image"). These subsidiaries were formed to provide practice management, patient financing, consulting and other services (collectively "Management Services") to allied orthodontic and pediatric dental practices (the "Allied Practices") or their patients. OA New Image was formed specifically in connection with OrthAlliance's acquisition of substantially all of the assets of New Image Orthodontic Group, Inc. ("New Image"), which was effective March 1, 2000. OrthAlliance, Inc. and its subsidiaries are collectively referred to as "OrthAlliance" or the "Company".

NOTE 2. BASIS OF PRESENTATION

    The accompanying interim condensed consolidated financial statements of OrthAlliance are unaudited and reflect all adjustments that, in the opinion of management, are necessary for a fair presentation of the results for the interim period in accordance with Securities and Exchange Commission instructions for Form 10-Q. Accordingly, they do not include all information and footnotes required by generally accepted accounting principles for complete financial statements. The condensed consolidated statements of income for the current interim period are not necessarily indicative of results to be expected for the current year or any other period.

    These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes thereto as well as other information included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 and other Company filings with the Securities and Exchange Commission.

USE OF ESTIMATES

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

CONSOLIDATION

    The Company does not consolidate the operations of the Allied Practices, which it manages, because the Company's arrangements with its Allied Practices do not meet the requirements for consolidation as set forth in EITF 97-2.

RECLASSIFICATIONS

    Certain prior period reclassifications have been made to conform to classifications used in the current period.

NOTE 3. PRACTICE AFFILIATIONS

     In July 2001, the Company entered into an agreement with an Affiliated Practice to expand such Affiliated Practice through the acquisition of certain operating assets of a non-affiliated orthodontic practice. The total cash consideration paid to the non-affiliated orthodontic practice approximated $0.3 million.

     During the six months ended June 30, 2001, the Company entered into three practice affiliation agreements with practitioners to provide management services and acquire certain operating assets for a total cash consideration (including acquisition costs) of $1.1 million. Each acquired practice operates one location, and the three acquired practices generated combined historical patient revenue of approximately $1.4 million over the previous 12 months. Prior patient revenues is not necessarily indicative of the level of revenue that these practices may be expected to generate in the future.

    Effective June 30, 2001, an Allied Practice exercised its right to terminate the Management Service Agreement executed with New Image in July 1998. The Management Service Agreement was originally assumed by the Company in connection with the acquisition of New Image in March 2000 and included specific terms and conditions including a successful initial public offering by New Image, which did not occur. As a consequence, the Allied Practitioner elected to terminate his Management Services Agreement, wherein all assets and liabilities were assigned to the Allied Practice, a promissory note in the amount of $1.1 million payable to the Allied Practice by the Company was cancelled and the Company recognized an expense of approximately $0.2 million before taxes.

NOTE 4. LINE OF CREDIT BORROWINGS

    On December 30 1997, the Company entered into a credit agreement with First Union National Bank to provide a $25 million revolving line of credit. The Company expanded the credit facility ("the Revolving Credit Facility") on March 26, 1999 from $25 million to $55 million and from $55 million to $75 million on April 14, 2000. The Revolving Credit Facility was terminated and all amounts due were paid in connection with the merger described in Note 8.

NOTE 5. ACQUISITION OF NEW IMAGE

    Effective March 1, 2000, the Company acquired substantially all of the assets of New Image, a privately held Georgia corporation based in Atlanta, Georgia, for a total consideration (including acquisition costs) of approximately $33.8 million. New Image was founded in February 1997 and provided business operations, financial, marketing and administrative services to orthodontic practices in 9 states in accordance with long term service and employment agreements and had practice management agreements with 36 orthodontists operating in 50 locations.

    Total consideration (including acquisition costs) consisted of $5.6 million paid in cash, an estimated $0.3 million in acquisition costs, promissory notes issued of approximately $12.9 million, the assumption of approximately $13.4 million of existing debt due to New Image's former orthodontic practices, and the issuance of approximately 273,000 stock options with an aggregate fair value of $0.6 million. The promissory notes issued and assumed have interest rates ranging from 6% - 10% and are repayable over a one to five year period. The acquisition has been accounted for using the purchase method of accounting. Intangible assets of approximately $32.9 million resulted from the acquisition. The results of operations of New Image are included with the results of operations of the Company from March 1, 2000. The Company obtained the appropriate consents from its lenders with regard to this transaction.

NOTE 6. OPERATING SEGMENTS

    The Company adopted Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131") in 1998. This statement establishes standards for the reporting of information about operating segments and also requires disclosures about products and services, geographic areas and major customers.

    The Company has two reportable segments organized as business units that provide management or consulting services to the two distinct types of allied practices: OrthAlliance Allied Orthodontists and PedoAlliance Allied Dentists. Each business unit provides similar management and consulting services to the respective Allied Practices and the Company does not manage the business units separately. The remaining segments identified as "All Other" derives revenues from interest income and primarily consist of patient contract financing operations.

    Management utilizes multiple views of data to measure segment performance and to allocate resources to the segments. The accounting policies of the segments are consistent with the Company's Basis of Presentation, as described in Note 2.

    The following is a summary of certain financial data for each of the segments:

                                                ORTHODONTIC PEDIATRIC
                                                 PRACTICES  PRACTICES  ALL OTHERS    TOTAL
                                                ----------- ---------  ----------    -----
NINE MONTHS ENDED SEPTEMBER 30, 2001:
Net revenues                                      $102,930   $ 12,405   $     --    $115,335
Operating income (loss)                             13,562      3,171     (1,712)     15,021
Depreciation and amortization                        5,578        143         16       5,737
NINE MONTHS ENDED SEPTEMBER 30, 2000:
Net revenues                                      $ 93,121   $ 10,129   $     --    $103,250
Operating income (loss)                             17,651      2,788     (1,253)     19,186
Depreciation and amortization                        4,820        113         16       4,949

NOTE 7. INTERNAL REVENUE SERVICE EXAMINATION

    In March 2001 the Internal Revenue Service (the "Service") completed its examination of the Company's federal income tax return for the year ended December 31, 1998. The Company has agreed with the Service's proposed adjustment of approximately $583,000 of additional tax payments for the years ended 1998 and 1999, which was paid in March 2001. The resolution did not result in an additional tax provision.

NOTE 8. MERGER WITH ORTHODONTIC CENTERS OF AMERICA, INC.

         Orthodontic Centers of America, Inc. ("OCA"), OCA Acquisition Corporation, a wholly-owned subsidiary of OCA, and OrthAlliance entered into an Agreement and Plan of Merger, dated as of May 16, 2001 (the "Merger Agreement"), pursuant to which OCA Merger Sub merged with and into OrthAlliance (the "Merger") effective as of November 9, 2001, with OrthAlliance becoming a wholly-owned subsidiary of OCA. In the Merger, each share of OrthAlliance Class A and Class B common stock was converted into the right to receive 0.10135 shares of OCA common stock, with cash to be paid in lieu of fractional shares of OCA common stock. OCA's Registration Statement on Form S-4 (Registration No. 333-66984) sets forth information regarding the Merger, OCA and OrthAlliance.

NOTE 9. LEGAL PROCEEDINGS

    Legal proceedings with Allied Practices have increased since the announcement of the Company's merger agreement with OCA. Certain Allied Practitioners have sent notices of default to, or commenced litigation against, the Company alleging that the Company has failed to provide certain services under the Management Agreements. Other litigation alleges that certain provisions of the Management Agreements may be unenforceable or illegal, among other claims. OrthAlliance is vigorously defending these lawsuits and believes that the claims lack merit; however, OCA's management is continuing to assess the claims and merits of each of these lawsuits, which are at a relatively early stage, and cannot predict at this time whether OrthAlliance will prevail in each of these actions.